SEVERANCE AGREEMENT AND GENERAL RELEASE

This SEVERANCE AGREEMENT AND GENERAL RELEASE (the “Agreement”) is between Jon R. Cohen, M.D. (“I,” you” or “your”) and OPKO Health, Inc. (“OPKO”) and its wholly-owned subsidiary, BioReference Health, LLC (“BioReference”, and together with OPKO, the “Company”). Your employment with the Company will cease effective with your retirement from the Company on December 31, 2022 (“Separation Date”). In consideration of the mutual promises and agreements herein contained, and pursuant to the terms of the BioReference Health, LLC Severance Pay Plan (“Plan”), a copy of which has been provided to you, it is agreed as follows:

You agree to resign as a member of the Board of Directors of OPKO and as Senior Vice President of OPKO, effective August 16, 2022. You also agree to resign as Executive Chairman and Chief Executive Officer of BioReference and as a member of each board of directors or management board and as an officer of all subsidiaries and affiliates of BioReference with all of the above to be effective as of August 16, 2022. In addition, you agree to execute any documents and to take any other actions reasonably necessary to terminate any of the foregoing or any other similar relationships with the Company and any of its subsidiaries and affiliates.

1.    The following is the severance that is offered to you in exchange for your agreeing to the terms and conditions of this Agreement and not revoking this Agreement with the time period set forth in Paragraph 18 and the terms of the Plan:

(a)    Commencing on August 16, 2022 through August 15, 2023, you will be eligible to receive One Million Dollars ($1,000,000) in the aggregate, subject to customary taxes and deductions. From August 16, 2022 through the Separation Date, your salary shall be adjusted accordingly so that you will receive Thirty-Eight Thousand Four Hundred Sixty-One and 54/100 Dollars ($38,461.54) per two week pay period. Commencing with your retirement on the Separation Date, the Company will provide you with continuing severance pay through August 15, 2023 at the same rate of Thirty-Eight Thousand Four Hundred Sixty-One and 54/100 Dollars ($38,461.54) per two week pay period. . For clarity’s sake, the total aggregate sum to be paid to you from August 16, 2022 through August 15, 2023 shall be of One Million Dollars ($1,000,000). Payment shall be made in accordance with the Company’s normal payroll practices then in effect for the duration of this fifty-two (52) week period, including the severance period. All applicable taxes and all appropriate amounts shall be deducted from each of your payments during the severance period. In the event of your death, the balance of the aggregate One Million Dollar ($1,000,000) payment shall be made to your estate in accordance with the same payment schedule. This payment and its timing supersede your original offer letter with the Company.

(b)    You will remain an employee of the Company through the Separation Date, after which you may continue to provide certain consulting services to the Company pursuant to a separate written consulting agreement (“Consulting Agreement”) for a period of nine (9) months following the Separation Date. Your title and role as an employee of the Company from August 16, 2022 through the Separation Date shall be “advisor”. In addition, during the term of the Consulting Agreement, you may retain your Company email address of jcohen@bioreference.com. The Company will also provide you with a Company-issued computer for your use in providing services under the Consulting Agreement.

(c)    All outstanding unvested stock options you hold under the OPKO Health 2016 Equity Incentive Plan (the “Plan”) shall vest in full upon the Separation Date. Additionally, your separation will be treated as a Retirement for purposes of any outstanding equity awards granted under the Plan and, as a result, you can retain any awards subject to the terms and conditions of those awards for a period of up to three years from the Separation Date or the date the award would otherwise expire, whichever is earlier.

(d)    Your employer-sponsored family health plan coverage (i.e., medical, prescription, dental and vision) will cease effective on the Separation Date. Please note that the Flexible Spending Accounts which will cease effective on the Separation Date.  You will receive COBRA information by mail regarding your rights to continuing health insurance coverage, if applicable.  You understand and agree that it is your responsibility to timely elect such COBRA coverage to continue your health plan coverage after the Separation Date. In addition, you understand and agree that it is your responsibility to make the applicable COBRA payments to the provider in order to ensure continuation of your health insurance coverage after the Separation Date.

2.    Except for the consideration to be provided pursuant to this Agreement when executed by you and pursuant to your continuing employment with the Company, you acknowledge that, as of the execution of this Agreement, you have been paid all amounts due to you as wages or via any contractual agreement with the Company, and that there are no other wages or other monies due or owed to you by the Company. The Company acknowledges and agrees that you are fully vested in your Company 401K retirement plan and may elect to retain your participation in the Company 401K retirement plan after the Separation Date if you wish.

3.    As a material inducement to the Company to enter into this Agreement, and in consideration of the Company’s obligations to you under this Agreement and the Plan and for other good and valuable consideration, you, on behalf of yourself, your heirs, assigns, executors, successors and each of them, or any of them, hereby release and forever discharge the Company, its subsidiaries and/or parent corporations, divisions, affiliates, past and present officers, directors, employees, agents, representatives, heirs, assigns, executors, administrators and successors (“Releasees”), from any and all costs or expenses, charges, claims, suits, demands, actions and causes of action, in law or in equity, that you now have against Releasees arising out of, or in any way connected with your employment with the Company or any of the Releasees or the termination of that employment. This release is intended by you to be all encompassing, and to act as a full and total release and discharge of any claims that you may have or have had against the Releasees, including but not limited to, any federal or state law or regulation, including, but not limited to, those dealing with either employment, payment of wages, leaves of absence, or employment discrimination, and /or employment retaliation based on age, race, color, sex, pregnancy, religion, handicap, disability, national origin, ancestry, citizenship, marital status, familial status, sexual orientation , genetic information or any other protected basis under state, federal, or local law including, but not limited to, Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act of 1967; the Older Workers Benefits Protection Act: the Americans with Disabilities Act; the Americans with Disabilities Amendments Act, the Equal Pay Act; the Lily Ledbetter Fair Pay Act, the False Claims Act, the Family and Medical Leave Act; the Pregnancy Discrimination Act; the Worker Adjustment Retraining Notification Act; the Fair Labor Standards Act, Act the Employee Retirement Income Security Act of 1974 as amended (other than your right to receive payment of vested and accrued benefits in accordance with the terms of any employment-related benefit plan), and all similar federal, state and local laws, rules or regulations; and any contract, whether oral or written, express or implied or under common law up through and including your Separation Date.

    You also acknowledge that you are releasing the Company from any claim relating to your employment at and separation from the Company, including but not limited to, claims for wrongful termination, any claims for breach of any express or implied contract, wrongful discharge claims, any claims for emotional distress, defamation, or violation of public policy any claims for tortious conduct, interference with business relationships, or other tortious or negligent conduct, any claims relating to the Company’s COVID-19 vaccination policies, any and all claims for compensatory time, paid time off, accrued vacation, accrued sick time, bonus and any and all claims for attorneys’ fees.

You also acknowledge that you are waiving all claims and causes of action under the laws of all states in which you were employed during your employment with the Company. A non-exclusive list of such state laws is set forth in Attachment 1 attached hereto and is incorporated herein by reference. You understand and agree that you are releasing all claims against the Company, whether or not they are known to you at the time you sign this Agreement.

4.    Excluded from Paragraph 3 are claims that by law cannot be released in this Agreement such as workers compensation claims and the right to file administrative charges with, or participate in an investigation or proceeding conducted by any federal, state or local agency charged with the enforcement of any laws, although by signing this Agreement you understand and agree that you are waiving the right to individual relief based on claims asserted in any such charge, whether filed by you or anyone else.

5.    You acknowledge and agree that you have not filed any complaints, claims, or actions against the Company, its officers, agents, directors, supervisors, employees, or representatives with any state, federal, or local agency or court as of the date you sign this Agreement and you have not suffered any on the job injury for which you have not already filed a claim.

6.    You agree that you will not make any defamatory, derogatory, disparaging or critical statements about the Company and/or the Releasees or any of the Company or the Releasees’ officers, directors or employees or the business or any of the services or products of the Company or the Releasees.

7.    The Company, its subsidiaries and/or parent corporation, divisions, and affiliates, will not release any defamatory, derogatory, disparaging or critical statements about you.

8.    You agree that, following the separation of your employment with the Company, you will cooperate fully with the Company, upon request, in relation to the defense, prosecution or other involvement by the Company, in any continuing or future claims, lawsuits, charges, audits and internal or external investigations that arise out of events or business matters that occurred during your employment with the Company.  This continuing duty of cooperation shall include you being available to the Company, upon reasonable notice, for depositions, interviews and appearances as a witness, and furnishing information to the Company and its legal counsel upon request.

9.    You attest that, other than any Company property necessary to perform the services outlined hereunder under Section 1(b), you have returned to the Company all property belonging to the Company that you obtained or received in connection with your employment by the Company including, but not limited to, all files, documents, records, computer disks or drives, keys, identifications, company-issued credit cards, authorization cards or materials, Company-provided equipment, and any other property or information belonging or related to the Company, whether in written, tangible or electronic form, and whether on your home or portable computer or other electronic media, except as required, except as permitted under the Consulting Agreement. You represent that neither you nor anyone under your direction or control has permitted nor shall permit another party to make copies of or to review the aforesaid materials prior to their return to the Company. Further, you agree that following the conclusion of the services contemplated under Section 1(b) you will return all property belonging to the Company, including but not limited to Company property outlined here, and in accordance with the terms of the Consulting Agreement.

10.    You represent that no promise, inducement or agreement not expressed herein has been made to you and that this Agreement contains the entire agreement between you and the Company. Any other agreements, whether oral or written, pertaining to the subject matter, are superseded by this Agreement. Any modification to this Agreement is ineffective unless in writing and signed by both parties.

11.    By signing this agreement you acknowledge that during your employment with the Company, you may have had access or exposure to information that Company considers confidential, whether or not it is or was designated as confidential, marked as confidential, described as confidential, or stored under limited access (“Confidential Information”). Confidential Information includes, but is not limited to:

i.     Company customer list(s) and/or targeted account list(s);
ii.     Company sales or distribution programs or report(s) by product and/or account
iii.     Company training manual(s) and/or material(s);
iv.     Company financial statement(s) or budget information;
v.     Private employee information and/or data on current or former personnel;
vi.     Any and all information stored within the Company computer network system, hard drive, email, electronic storage device produced in the form of a report;
vii.     Any other information, the unauthorized disclosure of which would be detrimental to the interests of the Company.

You understand and agree that, at all times after your Separation Date, you will not use any Confidential Information in any manner and will not discuss, disclose and/or disseminate it in any fashion to any other person or entity, except as permitted under the Consulting Agreement. You also agree that you will not cause the transmission, removal or transport of Confidential Information from the Company’s principal place of business, except as permitted under the Consulting Agreement. You agree and attest that, as of the Effective Date of this Agreement (as defined in Paragraph 19 herein) you have delivered to and informed the Company of all confidential documents and any Confidential Information, whether prepared by you or otherwise, in your possession or control and have not retained any written or other tangible material (including electronic media) containing or disclosing any Confidential Information.

12.    Through December 31, 2023, you agree not to solicit, entice, persuade, induce or otherwise attempt to influence any person or entity, who is employed by the Company or who is engaged in a business relationship of any kind with the Company on the date of this Agreement, to impair or sever their employment or business relationship with the Company by (1) communicating with such person or entity about such purpose or result, (2) causing any third party to make initial contact with such person or entity for the purpose of soliciting, enticing, persuading or inducing them to impair or sever their relationship with the Company, or (3) providing to a third party information about any person or entity in a business or employment relationship with the Company for the purpose of impairing or severing that relationship. You agree that your breach of this non-solicitation provision will cause immediate and irreparable injury to the Company and it is impossible to estimate and determine the damage that will be suffered in the event of a breach. You further agree that, in the event that you violate this no solicitation provision, the Company will be entitled, in addition to any other available remedies, to temporary and permanent injunctive relief from any breach by you of the terms set forth in this paragraph in this Agreement, without the necessity of proving actual damages, or immediate or irreparable harm, or of posting a bond.

13.    Through December 31, 2023, you will not, directly or indirectly, on behalf of yourself or any other person or entity, whether as an owner, employee, officer, independent contractor, or in any other capacity: (1) perform, provide, or offer, or assist with the performance, provision, or offer, of Competitive Services, except with prior written consent from the Company; (2) sell or perform, or solicit the sale or performance, of any Competitive Services to or for a Covered Customer. The restrictive covenants in this paragraph shall apply to the geographical area of the United States. You acknowledge that the Company is engaged in business throughout the United States and globally, and that the Company has competitors who provide Competitive Services throughout the United States and globally. The term “Covered Customer” means any person or entity with whom the Company has conducted or attempted to conduct any Competitive Services, and with whom you have had any business-related contact or about whom you have obtained any Confidential Information (as defined in Paragraph 11), within the last twelve (12) months of your employment with the Company. The term “Competitive Services” means any services and/or products which compete with the business of the Company.

14.    You acknowledge and agree that, in the event that you breach any portion of Paragraphs 10 or 11 of this Agreement, the time provisions contained in those sections shall be tolled by the length of time during which you are in breach. Should any term or provision of this Agreement be determined by any court to be illegal or invalid, it shall not affect the validity of the remaining terms and provisions of this Agreement. However, upon a finding by any court or agency of competent jurisdiction that any or all of the releases contained in this Agreement are void, voidable or must be rescinded, you agree to repay to the Company the full severance amount paid to you pursuant to Paragraph 1 within thirty (30) days of such a finding. If a court of competent jurisdiction finds any of the restrictions in Paragraphs 12 or 13 to be unenforceable because they extend for too long a period of time or over too great a range of activities or in too broad a geographic area, such restriction(s) shall be interpreted to extend only over the maximum period of time, range of activities, or geographic areas as to which it or they may be enforceable. It is the parties’ intent that the court shall reform this Agreement if necessary to render it enforceable to the fullest extent under the applicable law.

15.    Because breach of this Agreement may cause the Company irreparable harm for which money is inadequate compensation, you agree that the Company will be entitled to injunctive relief to enforce this Agreement, in addition to damages and other available remedies.

16.    The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the laws of the State in which you were employed at the time of your termination from the Company. This Agreement shall not be construed as an admission by the Company of any liability to you for any reason.

17.    This Agreement has been reviewed by the parties and their respective attorneys, if applicable, and the parties have had a full opportunity to negotiate its contents. The parties to this Agreement expressly waive any common law or statutory rule of construction that ambiguities should be construed against the drafter of this Agreement. You acknowledge that this Agreement has been freely signed and entered into by you without duress or any imbalance in bargaining position.

18.    By signing this Agreement, You expressly acknowledge and agree that:
A.    You have carefully read and understand all of the provisions of this Agreement;
B.    If you are forty (40) year of age or older you will be given not less than forty-five (45) days to review this Agreement, consider your rights and obligations under this Agreement and to consult with an attorney and, should you sign this Agreement without waiting the full 45 days, you attest that your decision in this regard is knowing and voluntary and not induced through coercion, duress, fraud, misrepresentation or a threat to withdraw or alter the offer contained herein.  If you do not provide the Company with a signed copy of this Agreement within the time limits specified in this paragraph, the Company shall have the right to declare this Agreement null and void. If you are forty (40) years of age or older, you will also be provided (if applicable) with information regarding the job titles and ages of those employees in your business decisional unit selected and not selected for termination in connection with this reduction in force.
C.     The Company has advised you to consult with an attorney and/or any other advisors of Your choice before signing this Agreement;
D.    You understand that this Agreement is legally binding and by signing it you give up certain rights, including the right to bring certain claims against the Company;
E.    You have knowingly and voluntarily chosen to enter into this Agreement and have not been forced or pressured in any way to sign it;
F.    You knowingly and voluntarily release the Company and the Releasees and their predecessors, successors, assigns, parent entities, subsidiaries, affiliates, and their respective employees, officers, directors, and agents, from any and all claims you may have, known or unknown, in exchange for the payments and other consideration you have obtained by signing this Agreement;
G.    You acknowledge that the payments described herein are in addition to any payments you would have otherwise received if you did not sign this Agreement;

H.    You have adequate information to make a knowing and voluntary waiver; and
I.    The release in Paragraph 3 of this Agreement includes a waiver of all rights and claims you may have, including but not limited to rights under the Age Discrimination in Employment Act of 1967 (29 U.S.C. §621 et seq.) and the Older Workers Benefits Protection Act.

19.    This Agreement does not waive any rights or claims that may arise after this Agreement is signed and becomes effective eight (8) days after you sign it (the “Effective Date”). You will have seven (7) days to revoke your acceptance of this Agreement. To revoke the Agreement, your signed, written revocation must be received by BioReference Health, LLC, 481 Edward H. Ross Dr, Elmwood Park, NJ 07407; Attention-Human Resources, no later than 5:00 p.m. on the 7th calendar day after you sign this Agreement.

20.    The Company acknowledges that you retain your existing personal telephone number of 516-286-8338.

BY MY SIGNATURE BELOW, I ATTEST THAT I HAVE HAD AN ADEQUATE OPPORTUNITY TO REVIEW THIS DOCUMENT AND CONSULT WITH ANYONE OF MY CHOICE REGARDING IT (INCLUDING AN INDEPENDENT ATTORNEY) AND THAT I UNDERSTAND THE CONTENTS OF THIS AGREEMENT AND AGREE TO ALL OF ITS TERMS AND CONDITIONS.

Signed:	/s/ Jon R. Cohen M.D.	Dated: August 16, 2022
Jon R. Cohen M.D.

Signed:	/s/ Steven Rubin	Dated: August 16, 2022
Steven Rubin on behalf of the Company

ATTACHMENT 1
STATE LAWS UNDER WHICH EMPLOYEE RIGHTS ARE BEING WAIVED

In addition to the rights you are waiving in the General Release Paragraph of the attached Agreement, you are also waiving your rights under the laws of the states in which you were employed while working for the Company.  These include but are not limited to the laws of each state referenced below. Please consult the list of states below for any additional laws applicable to you.

ALABAMA
Alabama Age Discrimination in Employment Act; Alabama Law on Preservation of Rights and Benefits During Military Service; Alabama Law on Maternity Leave and Benefits; Alabama Law on Whistleblowing.

ARIZONA

Arizona Civil Rights Act; Arizona Employment Protection Act; Arizona Equal Wages Act; Safe Harbor Provision of Anti-Blacklisting Act; Arizona Right to Work Act; Arizona Workplace Harassment Law; Arizona Occupational Health and Safety Act; Arizona Medical Marijuana Act; Arizonians with Disabilities Act.

CALIFORNIA

California Fair Employment and Housing Act; Unruh Civil Rights Act; Moore-Brown-Roberti Family Rights Act; California Pregnancy Disability Leave Law; the California Constitution; California Access to Personnel Files Law; California Arrest History Law; California Equal Pay Law; California Ban the Box Law; California Sex Offender Discrimination Law; California Crime Victim Leave Law; California Nursing Mothers Break Time Law; California Military Leave Law; California Organ and Bone Marrow Donation Leave Law; California Plant Closing Law; California Employee Personal Information Protection Act; California Occupational Safety and Health Act; California Family Rights Act; California Healthy Workplace Healthy Family Act of 2014; California Anti-Retaliation Law; California Labor Code.

California General Release of Unknown Claims.  For the purpose of implementing a full and complete release, Employee and the Company expressly acknowledge that the release given in the Agreement is intended to include in its effect, without limitation, claims that they did not know or suspect to exist at the time of execution hereof, regardless of whether the knowledge of such claims, or the facts upon which they might be based, would materially have affected the settlement of this matter, and that the Consideration given under this Agreement is also for the release of those claims and contemplates the extinguishment of any such unknown claims occurring prior to the execution of this Agreement.  In furtherance of this settlement, Employee waives any rights he or she may have under California Civil Code Section 1542 or any other statute or rule of law of similar import.  Section 1542 states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
CONNECTICUT

Connecticut Fair Employment Practices Act; Connecticut Human Rights and Opportunities Act; Connecticut Equal Pay Law; Connecticut Family and Medical Leave Act; Connecticut WARN Law; Connecticut Whistleblower Protection Law; Connecticut Pregnancy Leave Law; Connecticut Paid Sick Leave Law; Criminal Victim Leave Law.

FLORIDA

Florida Civil Human Rights Act; The Florida AIDS Act; Florida Wage Discrimination Law; Florida Equal Pay Law; Florida Whistleblower Protection Law; Military Leave Non-Discrimination Law; Florida Right to Work Law; Florida Domestic Violence Leave Law.

GEORGIA

Georgia Fair Employment Practices Act; Georgia Equal Pay Act; Georgia Age Discrimination in Employment Law; Georgia Equal Employment for Persons with Disabilities Code; Georgia Military Leave Law; Georgia Military Service Discrimination Law; Georgia Right to Work Law; Georgia Law on Genetic Testing; Georgia Law on Discrimination on the Basis of Maternity Leave; Georgia Law on Sex Discrimination; Georgia Law on Whistleblowing.

ILLINOIS

Illinois Human Rights Act; Illinois Equal Pay Act of 2003; Illinois Equal Wage Act; Illinois Wages for Women and Minors Act; Illinois WARN Act; Illinois Religious Freedom Restoration Act; Illinois Whistleblower Act; Illinois Access to Personnel File Anti-Retaliation Law; Illinois Arrest History Discrimination Law; Nursing Mothers in the Workplace Act; Illinois AIDS Confidentiality Act; Illinois Emergency Services Leave Law; Illinois Family Military Leave Law; Illinois Genetic Testing Discrimination Law; Illinois Victims’ Economic Security and Safety Act; Illinois Service Member’s Employment Tenure Act; Illinois Right to Privacy in the Workplace Act; Illinois Health and Safety Act; Illinois Union Employee Health and Benefits Protection Act; Illinois Employment Contract Act; Illinois Labor Dispute Act.

LOUISIANA

Louisiana Employment Discrimination Law; Louisiana Employee Protection from Reprisal Law; Louisiana Law on Sick Leave and Other Paid Time Off.

           MARYLAND

Maryland Human Relations Law; Maryland Medical Information Discrimination Law; Maryland Equal Pay For Equal Work Law.

MASSACHUSETTS

Massachusetts Law Prohibiting Unlawful Discrimination; Massachusetts Discriminatory Wage Rates Penalized Law (Massachusetts Equal Pay Law); Massachusetts Right to be Free from Sexual Harassment Law; Massachusetts Discrimination Against Certain Persons on Account of Age Law; Massachusetts Equal Rights Law; Massachusetts Violation of Constitutional Rights Law; Massachusetts Family and Medical Leave Law; Massachusetts Maternity Leave Act; Massachusetts Law Regarding Right of Privacy; Employee Earned Sick Time Law; Domestic Violence Victims Protection Act.

MICHIGAN

Elliott-Larsen Civil Rights Act; Michigan Persons With Disabilities Civil Rights Act; Michigan Whistleblowers’ Protection Act; Michigan Occupational Safety and Health Act; Michigan Bullard-Plawecki Employee Right to Know Act; Michigan Sales Representatives Commission Act; Michigan Internet Privacy Protection Act.

MISSISSIPPI

Mississippi Employment Protection Act; Mississippi Prohibition of Discriminatory Practices Law.

NEW JERSEY

The following laws as amended, New Jersey Law Against Discrimination; New Jersey Equal Pay Act; New Jersey Conscientious Employee Protection Act; the Diane B. Allen Equal Pay Act; the New Jersey Earned Sick Leave Act; the New Jersey Security and Financial Empowerment Act; the New Jersey Pregnant Workers’ Fairness Act: the New Jersey Discrimination in Wages Law; the New Jersey Wage and hour Laws, the New Jersey Wage Payment Law, the New Jersey Wage Theft Law; the New Jersey Overtime Payment Laws; the New Jersey Gender Equity Law; the New Jersey Opportunity to Compete Act; the New Jersey Salary History Ban Law; Jake Honig Compassionate Use Medical Marijuana Act; New Jersey Cannabis Regulatory, Enforcement Assistance and Marketplace Modernization Act; the Create a Respectful and Open Workplace for Natural Hair Act; retaliation claims under the New Jersey Workers Compensation Law; the New Jersey Assembly Bill 3848-approved P.L. 2020, C.9., supplementing Title 34 (Act concerning time off from work in connection with infectious disease); New Jersey Civil Rights Act; New Jersey Family Leave Act; Millville Dallas Airmotive Plant Job Loss Notification Act; New Jersey Jury Duty Protection Law; New Jersey Military Leave Protection Law; New Jersey E-mail and Social Media Privacy Law.

New Jersey non-Disclosure Provision Statement.  The parties agree that the amount of the Severance Pay shall remain confidential as an essential and material term of the Agreement.  Notwithstanding the foregoing, and in accordance with the New Jersey Law Against Discrimination Non-Disclosure Provision Statement (N.J.S.A.  10:5-12:8):

ALTHOUGH THE PARTIES MAY HAVE AGREED TO KEEP THE SEPARATION, SEVERANCE PAY AND UNDERLYING FACTS CONFIDENTIAL, SUCH PROVISION IN AN AGREEMENT IS UNENFORCEABLE AGAINST THE EMPLOYER IF THE EMPLOYEE PUBLICLY REVEALS SUFFICIENT DETAILS OF THE CLAIM SO THAT THE EMPLOYER IS REASONABLY IDENTIFIABLE.

NEW YORK

New York Human Rights Law; New York City Human Rights Law; New York Whistleblower Law; New York Discrimination in Child-Care Leave Law; New York Off-Duty Conduct Lawful Activities Discrimination Law; New York Civil Rights Law; New York Maximum Hours Anti-Retaliation Law; New York Military Leave Law; New York WARN Requirements Law; New York Employee Privacy Protection Law; New York Retaliatory Action by Employers Law; New York Nondiscrimination for Legal Actions Law; New York Equal Pay Law; New York Equal Rights Law.

OHIO

Ohio Discriminatory Practices Law; Ohio Age Discrimination Law; Ohio Equal Pay Act; Ohio Whistleblower Law; Ohio Pregnancy Discrimination/Maternity Leave Rule; Ohio Disability Discrimination Rule; Ohio Civil Rights Law; Ohio Emergency Services Provider Protection Law; Ohio Family Military Leave Law; Ohio Electronic Surveillance Law.

PENNSYLVANIA

Pennsylvania Human Relations Act; Pennsylvania Equal Pay Law; City of Philadelphia Fair Practices Code.

TEXAS

Texas Commission on Human Rights/Texas Employment Discrimination Law; Texas Disability Discrimination Law; Texas Disaster and Emergency Responder Protection Law.

VIRGINIA

Virginians with Disabilities Act; Virginia Human Rights Act; Virginia Equal Pay Act; Fairfax Human Rights Ordinance; Human Rights Code of the City of Alexandria; Arlington Human Rights Ordinance; Virginia Genetic Testing Law; Virginia Occupational Safety and Health Act (VAOSHA); Virginia Right-to-Work Law; Virginia Prevention of Employment Law; Virginia Law Regarding Payment of Medical Examination.